Exhibit 99.2

Q2 2026 Earnings Supplemental June 30, 2026

Table of Contents

About Chiron	3
Quarterly Highlights and Recent Events	4-5
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Reconciliations of Non-GAAP Measures	
Funds From Operations, Core FFO, and Funds Available for Distribution	8
Net Operating Income, Cash Net Operating Income, and Adjusted EBITDA*re*	9
Capitalization Summary	10
Leverage Statistics and Selected Debt Covenant Performance	11
Portfolio Information	
Portfolio Overview	12
SHOP Overview	13
Outpatient Medical Overview	14
Outpatient Medical Same Property Performance and Reconciliations	15
Outpatient Medical Lease Expiration Schedule and Leasing Rollforward	16
Outpatient Medical Portfolio Concentrations	17
Investment Activity and Capital Expenditures	18
Components of Net Asset Value	19
Definitions	20-22

**All per share, per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the Reverse Stock Split.*

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company's intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, our earnings, our liquidity, our tenants' ability to pay rent to us, our ability to refinance our indebtedness, expected financial performance (including future cash flows associated with our joint ventures, new tenants or the expansion of current properties), future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions or the future performance of any such acquisitions, and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom; and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company's forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Second Quarter 2026 Supplemental Reporting 2

About Chiron

Chiron Real Estate (NYSE: XRN) is a real estate investment trust (REIT) focused on investing in the future of healthcare. At Chiron, we strive to **deliver value at the intersection of care, capital and real estate.**

$1.7bn	$120.3m	184	4.6m	292
Gross Assets	Cash NOI (Annualized)	Property Count	OM Square Feet	SHOP Homes

Executive Officers

Mark Decker, Jr.
Chief Executive Officer & President

Robert Kiernan
Chief Financial Officer & Treasurer

Matthew Whitlock
Chief Investment Officer

Bobby Zeiller
Chief Development Officer and Head of Seniors Housing

Aaron Roseth
Chief Operating Officer

Danica Holley
Chief Administrative Officer

Jamie Barber
General Counsel & Corporate Secretary

Board of Directors

Jeffrey Busch
Chairman of the Board

Paula Crowley
Compensation Committee Chair

Matthew Cypher, Ph.D.
Nominating & Corporate Governance Committee Chair

Mark Decker, Jr.
Chief Executive Officer & President

Charles Fitzgerald
Director

Zhang Huiqi
Director

Lori Wittman
Lead Independent Director, Audit Committee Chair

Analyst Coverage

Guarav Mehta
Alliance Global Partners

John Massocca
B Riley

Wes Golladay
Baird

Juan Sanabria
BMO

Kai Klose
Berenberg

Aaron Hecht
Citizens

Barry Oxford
Colliers

Merrill Ross
Compass Point

Austin Wurschmidt
Keybanc

David Rodgers
Raymond James

Contact

Investor Relations
Email: investors@chironre.com
Website: www.chironre.com
Phone: 202.524.6869

Transfer Agent
Equiniti Trust Company – 800.468.9716

Second Quarter 2026 Supplemental Reporting 3

Quarterly Highlights 4 Second Quarter 2026 Supplemental Reporting Operating Highlights • Reported quarterly net income attributable to common stockholders of $63.3 million, or $4.78 per diluted share, as compared to net loss of $0.8 million, or $0.06 per diluted share, in the comparable prior year period. • Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.88 per share and unit, as compared to $0.98 per share and unit in the comparable prior year period. • Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $1.04 per share and unit, as compared to $1.14 per share and unit in the comparable prior year period. • Second quarter same - property cash net operating income (“Same - Property Cash NOI”) growth was 0.8% on a year - over - year basis. Results were adversely impacted by a one - time, non - recurring revenue recovery recognized during the comparable prior - year period associated with a single asset in the base year; excluding this asset, Same - Property Cash NOI growth would have been +1.7%. Second Quarter Capital Markets • During the quarter, the Company issued $100 million of its 6.00% Series C Convertible Perpetual Preferred stock (the “Series C Preferred Stock”) to an investor group led by Maewyn Capital Partners. The Series C Preferred Stock has an annual dividend yield of 6.00% that increases after the fourth anniversary of the issuance of the shares if the shares are still outstanding at that time. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $43.00 per share. Executive Leadership Team • During the quarter, the Company continued to strengthen its leadership platform with the additions of Matthew Whitlock as Chief Investment Officer; Bobby Zeiller as Chief Development Officer and Head of Seniors Housing; Aaron Roseth as Chief Operating Officer; and Tami Cummings as Senior Vice President, Seniors Housing. In connection with these appointments, Danica Holley, the Company’s Chief Operating Officer, has been appointed Chief Administrative Officer. Tenant Update • On July 17, 2026, White Rock Medical Center LLC (“White Rock”) filed its modified Second Plan of Reorganization in connection with its Chapter 11 bankruptcy reorganization process. Pursuant to the Second Plan of Reorganization, White Rock intends to affirm the lease at our facility in Dallas, Texas. There can be no assurance that White Rock will not change its plan to affirm its lease with us or that we will receive any amounts owed to us. Since the date of its bankruptcy filing through August 4, 2026, White Rock remains current in its rent obligations to us. *All per share , per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the Reverse Stock Split.

Recent Events 5 Second Quarter 2026 Supplemental Reporting Second Quarter Investments and Dispositions • The Landing & Riviera: Acquired two newly developed luxury seniors housing communities in Alexandria, VA for $249 million, marking the Company's first SHOP investments. As of June 30, 2026, The Landing was 93% occupied, and the Riviera, which opened in March 2026, was 23% occupied. Both assets are expected to generate stabilized cash yields of 7.0% to 7.5%. • IRF Portfolio Sale: Sold seven inpatient rehabilitation facilities to a new JV for $217 million at a 7.3% cash cap rate. Chiron retained a 15% equity interest and continues as asset manager. • Hudson Active Adult JV: Invested $6.7 million for a 49% stake in a 128 - home active adult development in Hudson, WI. Completion expected in Q4 2027. The JV also secured a $26.0 million construction loan. The project is expected to generate a stabilized cash yield of 7.0%. • Fort Myers Mezzanine Loan: Funded a $3.0 million mezzanine loan for the development of a fully pre - leased medical facility in Fort Myers, FL. The loan bears interest at 12% during its initial 24 - month term. The funded balance as of June 30, 2026, was $2.9 million. • Heitman MOB JV: Invested $0.7 million for a 12.5% interest in a 32,000 - square - foot outpatient medical facility in Coon Rapids, MN. Subsequent Investment and Disposition Activity • Daleville Mezzanine Loan: Completed the initial funding of a $2.2 million mezzanine loan for the development of a fully pre - leased medical facility in Daleville, VA. The loan bears interest at 12% during its initial 24 - month term. Pending Investment and Disposition Activity • The Pinnacle: Signed an agreement to acquire a luxury seniors housing community in North Bethesda, MD for approximately $176 million. Expected to close in Q4 2026, operate as a SHOP, and generate a double - digit unlevered IRR. • Reston Land: Signed an agreement to acquire a 22 - acre parcel in Reston, VA for approximately $15 million, zoned for up to 131 seniors housing homes. Expected to close in Q3 2026. • Beaumont Surgical Hospital: Signed an agreement to sell the hospital for approximately $49 million, representing a sale cap rate of approximately 5.9%. Expected to close in Q4 2026.

Consolidated Balance Sheets (Amounts in thousands)

Assets	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Land	$ 184,445	$ 169,917	$ 169,917	$ 171,349	$ 173,123
Building	1,140,464	1,073,953	1,072,124	1,087,622	1,095,324
Furniture, Fixtures, and Equipment	5,936	--	--	--	--
Site Improvements	24,667	25,783	25,741	25,065	24,966
Tenant Improvements	69,680	81,168	80,397	79,979	80,019
Acquired Lease Intangible Assets	140,461	144,573	144,573	144,696	147,376
Gross Real Estate Assets	**$ 1,565,653**	**$ 1,495,394**	**$ 1,492,752**	**$ 1,508,711**	**$ 1,520,808**
Accumulated Depreciation and Amortization	(315,923)	(353,309)	(338,096)	(327,248)	(316,649)
Investment in Real Estate, net	**$ 1,249,730**	**$ 1,142,085**	**$ 1,154,656**	**$ 1,181,463**	**$ 1,204,159**
Cash and Cash Equivalents	10,658	8,183	9,084	7,123	6,580
Restricted Cash	2,263	2,778	2,805	2,717	2,646
Real Estate Loans Receivable, net	3,024	--	--	--	--
Tenant and Resident Receivables, net	6,787	6,800	7,225	7,945	7,826
Deferred Assets	22,041	29,953	28,907	29,205	28,672
Derivative Assets	10,898	7,218	6,102	7,467	10,396
Investment in Unconsolidated Joint Ventures	32,591	8,902	1,781	1,846	1,917
Other Assets	33,786	32,100	31,905	35,472	34,763
Total Assets	**$ 1,371,778**	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**	**$ 1,296,959**

Liabilities and Equity	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Credit Facility, net	$632,021	$ 662,314	$ 652,699	$ 708,482	$ 698,832
Notes Payable, net	1,096	1,096	1,153	1,153	14,153
Accounts Payable and Accrued Expenses	20,970	15,022	18,289	17,808	19,006
Dividends Payable	8,906	12,708	12,484	12,051	11,985
Acquired Lease Intangible Liabilities, net	3,816	4,375	4,944	5,516	6,117
Other Liabilities	20,904	21,854	22,831	22,400	21,845
Total Liabilities	**$ 687,713**	**$ 717,369**	**$ 712,400**	**$ 767,410**	**$ 771,938**
Preferred Stock	220,225	124,106	124,106	74,959	74,959
Common Stock	13	13	13	13	13
Additional Paid-in Capital	729,514	729,514	729,514	735,416	734,344
Accumulated Deficit	(303,703)	(360,640)	(349,965)	(332,566)	(316,510)
Accumulated Other Comprehensive Income	10,898	7,218	6,102	7,467	10,396
Total Chiron Stockholders' Equity	**$ 656,947**	**$ 500,211**	**$ 509,770**	**$ 485,289**	**$ 503,202**
Noncontrolling Interest	27,118	20,439	20,295	20,539	21,819
Total Equity	**$ 684,065**	**$ 520,650**	**$ 530,065**	**$ 505,828**	**$ 525,021**
Total Liabilities and Equity	**$ 1,371,778**	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**	**$ 1,296,959**

Second Quarter 2026 Supplemental Reporting 6

Consolidated Statements of Operations (Amounts in thousands, except per-share data)

	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Revenues					
Rental Revenue	$ 37,060	$ 38,021	$ 38,171	$ 37,036	$ 37,880
Resident Fees and Services	1,841	--	--	--	--
Other Income	846	43	221	193	89
Total Revenues	**$ 39,747**	**$ 38,064**	**$ 38,392**	**$ 37,229**	**$ 37,969**
Expenses					
General and Administrative	5,221	5,089	5,493	4,860	6,025
Operating Expenses	10,034	9,250	8,595	8,224	8,216
Depreciation and Amortization Expense	15,276	14,827	14,916	15,008	15,291
Interest Expense	8,806	7,233	8,403	8,175	8,009
Total Expenses	**$ 39,337**	**$ 36,399**	**$ 37,407**	**$ 36,267**	**$ 37,541**
Other Income (Expense)					
Gain (Loss) on Sale of Investment Properties	71,881	--	(372)	294	207
Impairment of Investment Properties	--	--	(6,733)	(6,281)	--
Equity Loss from Unconsolidated Joint Ventures	(10)	(11)	(27)	(33)	(50)
Total Other Income (Expense)	**$ 71,871**	**$ (11)**	**$ (7,132)**	**$ (6,020)**	**$ 157**
Net Income (Loss)	**$ 72,281**	**$ 1,654**	**$ (6,147)**	**$ (5,058)**	**$ 585**
Preferred Stock Dividends	(2,982)	(2,473)	(1,915)	(1,455)	(1,455)
Net (Income) Loss Attributable to Noncontrolling Interest	(6,009)	70	643	512	70
Net Income (Loss) Attributable to Common Stockholders	**$ 63,290**	**$ (749)**	**$ (7,419)**	**$ (6,001)**	**$ (800)**
Net Income (Loss) Attributable to Common Stockholders per Share – Basic and Diluted	$ 4.78	$ (0.06)	$ (0.55)	$ (0.45)	$ (0.06)
Weighted Average Common Shares Outstanding – Basic and Diluted	13,235	13,235	13,371	13,393	13,376

Second Quarter 2026 Supplemental Reporting 7

Reconciliation of Non-GAAP Measures (Amounts in thousands, except per-share data)

FFO, Core FFO, FAD	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Net Income (Loss)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)	$ 585
Preferred Stock Dividends	(2,982)	(2,473)	(1,915)	(1,455)	(1,455)
Depreciation and Amortization Expense	15,251	14,802	14,892	14,983	15,266
(Gain) Loss on Sale of Investment Properties	(71,881)	--	372	(294)	(207)
Impairment of Investment Properties	--	--	6,733	6,281	--
Depreciation and Amortization Expense from Unconsolidated Joint Ventures	73	73	73	73	73
FFO Attributable to Common Shares & NCI	**$ 12,742**	**$ 14,056**	**$ 14,008**	**$ 14,530**	**$ 14,262**
Amortization of Above (Below) Market Leases	150	146	143	113	(60)
Straight Line Deferred Rental Revenue	122	(204)	(252)	(332)	(479)
Stock-Based Compensation Expense	1,378	1,229	1,410	1,207	1,728
Amortization of Debt Issuance Costs	707	807	1,322	554	559
Severance and Transition Related Expense	--	--	273	--	567
Reverse Stock Split Expense	--	--	--	170	--
Other Adjustments from Unconsolidated Joint Ventures	2	(19)	(6)	--	20
Core FFO Attributable to Common Shares & NCI	**$ 15,101**	**$ 16,015**	**$ 16,898**	**$ 16,242**	**$ 16,597**
Total Capital Expenditures:					
Tenant Improvements	(762)	(594)	(1,066)	(1,601)	(878)
Leasing Commissions	(367)	(550)	(394)	(1,136)	(558)
Building Capital	(2,269)	(1,550)	(2,247)	(1,683)	(1,087)
FAD Attributable to Common Shares & NCI	**$ 11,703**	**$ 13,321**	**$ 13,191**	**$ 11,822**	**$ 14,074**
Weighted Average Shares and Units Outstanding:					
Weighted Average Common Shares	13,235	13,235	13,371	13,393	13,376
Weighted Average OP Units	444	444	444	447	449
Weighted Average LTIP Units	806	750	701	714	705
Weighted Average Shares & Units Outstanding - Basic and Diluted	**14,485**	**14,429**	**14,516**	**14,554**	**14,530**
Per Share Amounts (Basic and Diluted):					
Net Income (Loss) Per Share	$ 4.78	$ (0.06)	$ (0.55)	$ (0.45)	$ (0.06)
FFO Per Share and Unit	$ 0.88	$ 0.97	$ 0.97	$ 1.00	$ 0.98
Core FFO Per Share and Unit	$ 1.04	$ 1.11	$ 1.16	$ 1.12	$ 1.14

Second Quarter 2026 Supplemental Reporting 8

Reconciliation of Non-GAAP Measures (continued) (Amounts in thousands)

NOI and Cash NOI	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Net Income (Loss)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)	$ 585
General and Administrative Expense	5,221	5,089	5,493	4,860	6,025
Depreciation and Amortization Expense	15,276	14,827	14,916	15,008	15,291
Interest Expense	8,806	7,233	8,403	8,175	8,009
(Gain) Loss on Sale of Investment Properties	(71,881)	--	372	(294)	(207)
Impairment of Investment Properties	--	--	6,733	6,281	--
Proportionate Share of Unconsol. JV Adj.	114	92	106	113	133
NOI	**$ 29,817**	**$ 28,895**	**$ 29,876**	**$ 29,085**	**$ 29,836**
Amort. of Above (Below) Market Leases	150	146	143	113	(60)
Straight Line Deferred Rental Revenue	122	(204)	(252)	(332)	(479)
Proportionate Share of Unconsol. JV Adj.	(2)	(2)	(2)	(2)	(3)
Cash NOI	**$ 30,087**	**$ 28,835**	**$ 29,765**	**$ 28,864**	**$ 29,294**

EBITDA*re* and Adj. EBITDA*re*	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Net Income (Loss)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)	$ 585
Interest Expense	8,806	7,233	8,403	8,175	8,009
Depreciation and Amortization	15,276	14,827	14,916	15,008	15,291
Unconsolidated Joint Ventures EBITDA Adjustments	112	111	113	112	114
(Gain) Loss on Sale of Investment Properties	(71,881)	--	372	(294)	(207)
Impairment of Investment Properties	--	--	6,733	6,281	--
EBITDA*re*	**$ 24,594**	**$ 23,825**	**$ 24,390**	**$ 24,224**	**$ 23,792**
Amortization of Above (Below) Market Leases	150	146	143	113	(60)
Stock-Based Compensation Expense	1,378	1,229	1,410	1,207	1,728
Severance and Transition Related Expense	--	--	273	--	567
Reverse Stock Split Expense	--	--	--	170	--
Interest Rate Swap Mark-to-Market at Unconsolidated Joint Ventures	2	(19)	(5)	--	19
Adjusted EBITDA*re*	**$ 26,124**	**$ 25,181**	**$ 26,211**	**$ 25,714**	**$ 26,046**
Adjusted EBITDAre, Annualized	*$ 104,496*	*$ 100,724*	*$ 104,844*	*$ 102,856*	*$ 104,184*

Second Quarter 2026 Supplemental Reporting 9

Capitalization Summary (Amounts in thousands)

Total Capitalization	Shares	Price[(1)]	Value
Common Stock (NYSE: XRN)	13,235	$ 37.52	$ 496,571
OP Units	444	$ 37.52	16,655
Vested LTIP Units	813	--	--
Total Equity Capitalization	**14,492**		**$ 513,226**
Consolidated Debt (Gross)	--	--	642,096
Preferred Stock			
Series A (7.50%) (NYSE: XRN PrA)	3,105	$ 25.00	77,625
Series B (8.00%) (NYSE: XRN PrB)	2,050	$ 25.00	51,250
Series C (6.00%)	1,000	$ 100.00	100,000
Total Capitalization			**$ 1,384,197**

(1) Equity Capitalization Price based on the closing share price of the Company's common stock on June 30, 2026 of $37.52 per share. LTIP units are issued as equity compensation to employees and directors of the Company, and as such, have no capital value associated to them. Preferred Stock price reflects liquidation preference.

Debt Summary	Balance	Rate[(1)]	Type[(2)]	Maturity
Unsecured Credit Facility:				
Revolving Credit Facility	$ 141,000	5.04%	Floating	10/2030
Term Loan A-1	100,000	4.60%	Fixed	10/2029
Term Loan A-2	100,000	4.64%	Fixed	10/2030
Term Loan A-3	150,000	4.68%	Fixed	04/2031
Term Loan B	150,000	3.90%	Fixed	02/2028
Other Debt	1,096	5.07%	Fixed	07/2033
Total Consolidated Debt (Gross)	**$ 642,096**	**4.56%**	**78% Fixed**	**3.6 Years**
Cash and Cash Equivalents	(10,658)			
Net Consolidated Debt (Gross)	**$ 631,438**			

(1) Unsecured Credit Facility Rates reflect the effects of interest rate swap agreements and a borrowing spread based on the Company's current overall leverage ratio as defined in the Credit Facility Agreement.
(2) Includes the effects of interest rate swap agreements.

Hedging Summary	Notional	Pay Fixed	Receive	Applicable Term
Term Loan A-1	$ 100,000	3.24%	SOFR	Current – 10/2029
Term Loan A-2	$ 100,000	3.28%	SOFR	Current – 10/2030
Term Loan A-3	$ 150,000	3.32%	SOFR	Current – 04/2031
Term Loan B	$ 150,000	2.54%	SOFR	Current – 02/2028

Second Quarter 2026 Supplemental Reporting 10

Leverage Statistics (Amounts in thousands)

	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Consolidated Debt	$ 642,096	$ 673,096	$ 664,328	$ 712,853	$ 716,757
Cash and Cash Equivalents	(10,658)	(8,183)	(9,084)	(7,123)	(6,580)
Net Consolidated Debt	**$ 631,438**	**$ 664,913**	**$ 655,244**	**$ 705,730**	**$ 710,177**
Preferred Stock	228,875	128,875	128,875	77,625	77,625
Net Consolidated Debt + Preferred Stock	**$ 860,313**	**$ 793,788**	**$ 784,119**	**$ 783,355**	**$ 787,802**
Adjusted EBITDA*re* – *Annualized*	$ 104,496	$ 100,724	$ 104,844	$ 102,856	$ 104,184
Net Consolidated Debt / Ann. Adj. EBITDA*re*	**6.0x**	**6.6x**	**6.2x**	**6.9x**	**6.8x**
Net Debt + Preferred / Ann. Adj. EBITDA*re*	**8.2x**	**7.9x**	**7.5x**	**7.6x**	**7.6x**
Adjusted EBITDA*re*	$ 26,124	$ 25,181	$ 26,211	$ 25,714	$ 26,046
Interest Expense	8,806	7,233	8,403	8,175	8,009
Interest Coverage Ratio	**3.0x**	**3.5x**	**3.1x**	**3.1x**	**3.3x**
Cash Interest Expense	$ 8,031	$ 6,360	$ 7,014	$ 7,556	$ 7,380
Secured Debt Principal Amortization	--	57	--	92	104
Preferred Stock Dividends	2,982	2,473	1,915	1,455	1,455
Total Fixed Charges	**$ 11,013**	**$ 8,890**	**$ 8,929**	**$ 9,103**	**$ 8,939**
Adjusted EBITDA*re*	26,124	25,181	26,211	25,714	26,046
Fixed Charge Coverage Ratio	**2.4x**	**2.8x**	**2.9x**	**2.8x**	**2.9x**
Cash and Cash Equivalents	$ 10,658	$ 8,183	$ 9,084	$ 7,123	$ 6,580
Availability Under Credit Facility	400,000	400,000	400,000	400,000	400,000
Outstanding Credit Facility Borrowings	(141,000)	(172,000)	(163,175)	(211,700)	(202,600)
Total Liquidity	**$ 269,658**	**$ 236,183**	**$ 245,909**	**$ 195,423**	**$ 203,980**

Selected Debt Covenant Performance

Metric	Calculation	Required	2Q 2026
Total Leverage Ratio	Total Debt / Total Assets	≤ 60%	39.9%
Secured Leverage Ratio	Secured Debt / Total Assets	≤ 30%	0.1%
Unsecured Leverage Ratio	Unsecured Debt / Unencumbered Assets	≤ 60%	41.5%
Fixed Charge Coverage Ratio	Total EBITDA / Fixed Charges	≥ 1.50x	2.6x
Unsecured Interest Coverage Ratio	Unencumbered NOI / Unsecured Interest	≥ 1.50x	2.1x

Second Quarter 2026 Supplemental Reporting 11

Portfolio Overview (dollars in thousands)

Asset Type	Assets	GLA / Homes	Leased / Occupied[1]	2Q 2026 Cash NOI[2]	% of Cash NOI
Outpatient Medical (OM)	182	4,644,832	94.7%	$ 25,096	98.3%
Seniors Housing Operating Properties (SHOP)	2	292	58.8%	266	1.0%
Consolidated Portfolio	**184**			**$ 25,362**	**99.4%**
Joint Ventures				102	0.4%
Mezzanine Loans				59	0.2%
Total				**$ 25,523**	**100.0%**

(1) Occupancy for SHOP is reported as quarterly average, and OM occupancy is reported on a quarter-end spot basis.
(2) Excludes Cash NOI attributable to assets not owned as of quarter end.

Same Property Cash NOI Performance	Assets	2Q 2026	2Q 2025	Δ %
OM[1]	179	$ 24,114	$ 23,911	+ 0.8%
SHOP	--	--	--	--
Total Same Property Performance	**179**	**$ 24,114**	**$ 23,911**	**+ 0.8%**

(1) Results were adversely impacted by a one-time, non-recurring revenue recovery recognized during the comparable prior-year period associated with a single asset in the base year; excluding this asset, Same-Property Cash NOI growth would have been +1.7%.

Joint Ventures / Mezzanine Loans	Assets	Gross Asset Value	% Share	XRN Share of Cash NOI
Active Adult Joint Ventures[1]	2	$ 34,984	49.0%	$ 0
IRF Joint Venture	7	220,356	15.0%	14
Heitman OM Joint Venture[2]	3	45,431	12.5%	88
Joint Ventures				**$ 102**

	Amount Outstanding	Rate	Maturity	XRN Share of Cash NOI
Fort Myers Medical Facility[3]	$ 2,923	12.0%	2Q 2028	$ 59
Mezzanine Loans				**$ 59**

(1) Comprised of the Maple Grove and Hudson active adult community JV's in Minnesota, which are currently under development and expected to be completed in 2027.
(2) An asset located in Coon Rapids, MN was acquired by the JV in 2Q 2026.
(3) Full commitment value of $3.0 million.

Second Quarter 2026 Supplemental Reporting 12

SHOP Overview (Consolidated Portfolio, dollars in thousands except RevPOR / ExPOR calculations)

Total Portfolio	2Q 2026[1]	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Properties	2	--	--	--	--
Total Homes Available	292	--	--	--	--
Average Occupancy[2]	58.8%	--	--	--	--
Cash revenue	$ 1,841	--	--	--	--
Operating expenses	1,575	--	--	--	--
Cash NOI	**$ 266**	**--**	**--**	**--**	**--**
Cash NOI Margin	14.4%	--	--	--	--
RevPOR	**$10,722**	**--**	**--**	**--**	**--**
ExPOR	**9,174**	**--**	**--**	**--**	**--**

(1) Both SHOP assets were acquired as of 6/1/2026; occupancy, revenue, expenses, and the associated RevPOR and ExPOR calculations are based on 1 month of activity.

(2) Includes The Riviera, a newly delivered community that opened March 2026.

Assets	Operator	MSA	Homes	Spot Occupancy
The Landing	Greystone	Washington DC	163	93.3%
The Riviera[1]	Greystone	Washington DC	129	23.3%
Total			**292**	**62.3%**

(1) The Riviera community opened in March of 2026.

Community Mix	Homes	%	Private Pay %	Spot Occupancy
Independent Living	169	58%	100%	39.6%
Assisted Living	89	30%	100%	94.4%
Memory Care	34	12%	100%	91.2%
Total	**292**	**100%**	**100%**	**62.3%**

Second Quarter 2026 Supplemental Reporting 13

Outpatient Medical Overview (Dollars in thousands)

Asset Type	Assets	GLA	Leased Rate	Term[1]	2Q26 Cash NOI[2]
Single-Tenant	122	2,608,753	100.0%	4.0	$ 17,141
Multi-Tenant	60	2,063,079	88.0%	4.5	7,955
Total Outpatient	**182**	**4,644,832**	**94.7%**	**4.4**	**$ 25,096**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Excludes Cash NOI attributable to assets not owned as of quarter end.

Campus Proximity	GLA	% Ground Lease
On Campus / Adjacent	1,482,479	34.8%
Affiliated[1]	1,800,177	9.4%
Unaffiliated	1,362,176	0.0%
Total Outpatient	**4,644,832**	**14.7%**

(1) Represents off campus assets anchored by a health system.

Lease Escalators	Avg. Escalator[1]
Single-Tenant	2.2%
Multi-Tenant	1.9%
Total Outpatient	**2.1%**

(1) Weighted by Annualized Base Rent. Includes 8.9% of portfolio leases subject to a CPI based escalator. Such leases assume a CPI growth rate of +2.7%.

Lease Type	% of ABR
Absolute / Triple Net	91.6%
Modified Gross	5.0%
Gross	3.4%

Second Quarter 2026 Supplemental Reporting 14

Outpatient Medical Same Property Performance (Amounts in thousands)

	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Rental and Related Revenues[1]	$ 31,438	$ 32,080	$ 31,533	$ 30,319	$ 30,854
Operating Expenses	(7,324)	(8,011)	(7,220)	(6,798)	(6,943)
Same-Property Cash NOI	**$ 24,114**	**$ 24,069**	**$ 24,313**	**$ 23,521**	**$ 23,911**
NOI Margin	77%	75%	77%	78%	77%
Leased Rate	94.8%	94.9%	95.8%	95.1%	95.4%

	Year-Over-Year Comparison			**Sequential Comparison**		
	2Q 2026	2Q 2025	Change	2Q 2026	1Q 2026	Change
Rental and Related Revenues[1]	$ 31,438	$ 30,854	+ 1.9%	$ 31,438	$ 32,080	(2.0%)
Operating Expenses	(7,324)	(6,943)	+ 5.5%	(7,324)	(8,011)	(8.6%)
Same-Property Cash NOI	**$ 24,114**	**$ 23,911**	**+ 0.8%**[2]	**$ 24,114**	**$ 24,069**	**+ 0.2%**

(1) Rental and Related Revenues include base rent and operating expense recoveries.

(2) Results were adversely impacted by a one-time, non-recurring revenue recovery recognized during the comparable prior-year period associated with a single asset in the base year; excluding this asset, Same-Property Cash NOI growth would have been +1.7%.

Outpatient Medical Same Property Reconciliations (Dollars in thousands)

Same Property Portfolio	Count	GLA	% GLA
Total Outpatient	182	4,644,832	100.0%
Excluded Assets			
Assets Not Held for All Periods	(3)	(297,724)	(6.4%)
Same Property Portfolio	**179**	**4,347,108**	**93.6%**

Reconciliation from Cash NOI	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Cash NOI	**$ 30,087**	**$ 28,835**	**$ 29,765**	**$ 28,864**	**$ 29,294**
Outpatient Assets Not Held for All Periods	(4,759)	(4,644)	(5,154)	(5,072)	(5,214)
SHOP Assets	(266)	--	--	--	--
Lease Termination Fees	--	--	(125)	(117)	(12)
Joint Ventures and Other Cash NOI	(948)	(122)	(173)	(154)	(157)
Same-Property Cash NOI	**$ 24,114**	**$ 24,069**	**$ 24,313**	**$ 23,521**	**$ 23,911**

Second Quarter 2026 Supplemental Reporting 15

Outpatient Medical Lease Expiration Schedule (Dollars in thousands)

Year	# Leases	GLA	% GLA	ABR	% ABR	Rate[1]
2026	42	265,618	5.7%	$ 5,804	5.6%	$ 21.85
2027	62	709,417	15.3%	16,376	15.9%	23.08
2028	53	257,720	5.5%	6,631	6.5%	25.73
2029	68	790,041	17.0%	19,722	19.2%	24.96
2030	69	728,268	15.7%	15,946	15.5%	21.90
2031	60	549,323	11.8%	12,124	11.8%	22.07
2032	13	93,488	2.0%	2,264	2.2%	24.22
2033	22	225,401	4.9%	6,336	6.2%	28.11
2034	10	114,733	2.5%	3,370	3.3%	29.37
2035	10	118,170	2.5%	3,013	2.9%	25.50
Thereafter	24	548,100	11.8%	11,257	10.9%	20.54
Total Leased	**433**	**4,400,279**	**94.7%**	**$102,844**	**100.0%**	**$ 23.37**
Vacant		244,553				
Total		**4,644,832**				
Leased Rate[2]		94.7%				
Remaining Term		4.4 Years				

(1) Reflects Annual Base Rent as of quarter end divided by expiring area.
(2) Includes 4,660 of SF that is leased but not yet occupied.

Outpatient Medical Leasing Rollforward

Total GLA	2Q 2026
Beginning of Quarter	5,099,256
Acquired Area	--
Sold Area	(455,861)
Remeasurements	1,437
End of Quarter	**4,644,832**

Leased GLA	2Q 2026
Beginning of Quarter	4,862,621
Net Absorption	(6,481)
Net Leased Area Acquired (Sold)	(455,861)
End of Quarter	**4,400,279**

Leasing Volume	2Q 2026
Lease Expirations	(82,992)
Renewals and Extensions	50,442
Tenant Retention	***61%***
New Leases	25,327
Remeasurements	742
Net Absorption	***(6,481)***

Second Quarter 2026 Supplemental Reporting 16

Outpatient Medical Tenant Concentrations (Dollars in thousands)

Tenant / Parent	Leased GLA	% Total	ABR	% ABR	Term[1]
Memorial Health	155,600	3.5%	$ 5,938	5.8%	4.7
Trinity Health	398,865	9.1%	5,585	5.4%	2.8
LifePoint Health	93,255	2.1%	5,199	5.0%	1.4
Tenet Healthcare	129,698	2.9%	3,563	3.5%	4.3
TeamHealth	173,371	4.0%	3,431	3.3%	1.0[2]
Christus Health	84,674	1.9%	2,951	2.9%	13.8
White Rock	236,314	5.4%	2,749	2.7%	11.7
Select Medical	43,134	1.0%	2,265	2.2%	2.1
McKesson	74,521	1.7%	2,218	2.2%	3.0
Pediatrics Plus	93,808	2.1%	2,165	2.1%	3.5
Top 10 Tenants	**1,483,240**	**33.7%**	**$ 36,064**	**35.1%**	**4.4**
All Other	2,917,039	66.3%	66,780	64.9%	4.4
Outpatient Medical Portfolio	**4,400,279**	**100.0%**	**$ 102,844**	**100.0%**	**4.4**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Tenant is a government contractor with a rolling one-year termination right.

Outpatient Medical Geographic Concentrations (Dollars in thousands)

States	# Properties	GLA	% Total	ABR	% ABR
Texas	16	639,740	13.8%	$ 17,426	16.9%
Florida	34	513,029	11.0%	13,124	12.8%
Ohio	18	423,360	9.1%	9,362	9.1%
Illinois	14	258,789	5.6%	6,075	5.9%
Michigan	13	307,980	6.6%	5,929	5.8%
Iowa	5	428,614	9.2%	5,892	5.7%
Virginia	3	269,441	5.8%	5,451	5.3%
Arizona	8	239,261	5.2%	4,405	4.3%
Pennsylvania	9	164,222	3.5%	4,121	4.0%
California	5	92,282	2.0%	3,347	3.3%
Top 10 States	**125**	**3,336,718**	**71.8%**	**$ 75,132**	**73.1%**
All Other	57	1,308,114	28.2%	27,712	26.9%
Outpatient Medical Portfolio	**182**	**4,644,832**	**100.0%**	**$ 102,844**	**100.0%**

Second Quarter 2026 Supplemental Reporting 17

Investment Activity (Dollars in thousands)

Acquisitions / Loans	Type	Acquisition Date[1]	Homes / GLA[2]	Price / Proceeds[3]	Cash Yield
Maple Grove Active Adult[4]	JV	Jan. 2026	132	$ 7,094	7.0%[5]
Fort Myers Mezzanine Loan	Loan	Apr. 2026	--	2,923	12.0%
Hudson Active Adult[6]	JV	May 2026	128	6,654	7.0%[5]
The Landing	SHOP	Jun. 2026	163	130,000	7.0% - 7.5%[5]
The Riviera[7]	SHOP	Jun. 2026	129	118,900	7.0% - 7.5%[5]
Heitman OM Joint Venture[8]	JV	Jun. 2026	31,843	668	6.7%
IRF Joint Venture[9]	JV	Jun. 2026	455,861	16,275	7.3%

Dispositions					
IRF Portfolio	OM	Jun. 2026	455,861	$ 217,000	7.3%

(1) Reflects the initial loan funding date, where applicable.
(2) SHOP/Active Adult reflect home counts; OM reflects total GLA.
(3) Gross Price reflects the Company's share of joint venture investments and the funded loan amount as of quarter end.
(4) The Company acquired a 49.0% equity interest in the venture, which entered into a $31.0 million construction loan ($10.1 million funded as of quarter end). Completion is expected in 1Q 2027.
(5) Cash yield upon stabilization.
(6) The Company acquired a 49.0% equity interest in the venture, which entered into a $26.0 million construction loan (not drawn as of quarter end). Completion is expected in 4Q 2027.
(7) Opened March 2026.
(8) The Company acquired a 12.5% equity interest in the asset through an existing joint venture, which entered into a $5.3 million loan at close.
(9) Reflects the Company's 15.0% retained interest in the $217.0 million IRF Portfolio disposition. The venture entered into a $108.5 million loan at close.

Capital Expenditures (Consolidated Portfolio, dollars in thousands)

Total	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Tenant Improvements	$ 762	$ 594	$ 1,066	$ 1,601	$ 878
Leasing Commissions	367	550	394	1,136	558
Building Capital	2,269	1,550	2,247	1,683	1,087
Total Capital Expenditures[1]	**$ 3,398**	**$ 2,694**	**$ 3,707**	**$ 4,420**	**$ 2,523**
Cash NOI	*$ 30,087*	*$ 28,835*	*$ 29,765*	*$ 28,864*	*$ 29,294*
Capital Expenditures / Cash NOI	**11.3%**	**9.3%**	**12.5%**	**15.3%**	**8.6%**

(1) All capital expenditures for the periods presented are associated with the Outpatient Medical portfolio. No Capital expenditures were incurred for the SHOP portfolio following its inaugural acquisitions in June 2026.

Second Quarter 2026 Supplemental Reporting 18

Components of Net Asset Value (Amounts in thousands) 19 Second Quarter 2026 Supplemental Reporting Gross Book Value (3) Annualized Timing Adj. (2) 2Q 2026 Cash NOI (1) Cash NOI by Asset Type $ 1,314,724 $ 100,384 $ -- $ 25,096 Outpatient Medical (OM) 251,139 3,192 532 266 Seniors Housing Operating Properties (SHOP) 32,591 2,971 641 102 Proportionate Share of Unconsol . JV $ 1,598,454 $ 106,547 $ 1,173 $ 25,464 Real Estate NOI (1) Excludes Cash NOI attributable to assets not owned as of quarter end. (2) Reflects mid - quarter adjustments for Acquisitions. (3) Proportionate Share of Unconsol . JV reflects equity investment amount. Other Information $ 12,921 Cash and Cash Equivalents, and Restricted Cash 3,024 Real estate loans receivable, net 19,555 Other Assets (1) $ 35,500 Total $ (141,000) Revolving Credit Facility (2) (500,000) Unsecured Term Loans (2) (228,875) Preferred Stock Liquidation Value (8,906) Dividends Payable (1,096) Other Notes Payable (2) (20,970) Other Liabilities (3) (24,103) Proportionate Share of JV Debt $ (924,950) Total 14,492 Outstanding Shares at Quarter End (4) (1) Includes derivative assets, prepaid assets and tenant receivables. (2) Represents principal amount outstanding, excluding the effect of unamortized premiums, discounts, or deferred financing costs . (3) Includes accounts payable and accrued expenses. (4) Includes outstanding OP Units and LTIP Units.

Reporting Definitions and Other Disclosures 20 Second Quarter 2026 Supplemental Reporting Annualized Base Rent : Annualized base rent represents monthly base rent for June 2026 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future ( i ) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash - collected basis, or that are in a free rent period, are not included in annualized base rent. Capitalization Rate : The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest and Core Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest : Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) and core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”), formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)” are non - GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes FFO provides a complete picture of its performance that is more informative than GAAP net income or loss. FFO provides perspective on trends in occupancy rates, rental rates, operating costs, development activities and interest costs, and helps the Company more immediately compare the most recent GAAP measurement, net income or loss. Core FFO, formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)”, is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing nonrecurring and non - cash items that do not reflect ongoing operations. Management calculates Core FFO by modifying the NAREIT definition of FFO by ( i ) removing certain non - recurring expenses, as well as other certain non - cash and non - recurring IT costs, (ii) removing amortization related to capitalized leasing and acquisition costs, (iii) removing amortization of above and below market leases and amounts associated with the write - off of above and below market leases for certain early lease terminations (iv) adding back straight - line rent adjustments, (v) recurring amortization of debt issuance costs, (vi) severance and executive transition costs, (vii) share - based compensation expense and (viii) other items related to unconsolidated partnerships and joint ventures. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community when evaluating the operating performance of the Company on a comparative basis. Funds Available for Distribution Attributable to Common Stockholders and Noncontrolling Interest : We calculate funds available for distribution attributable to common stockholders and noncontrolling interest (“FAD”) by deducting capital expenditures for property improvements made to maintain the condition of properties from Core FFO. The Company believes FAD is useful in analyzing the amount of cash available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend sustainability.

Reporting Definitions and Other Disclosures (continued) 21 Second Quarter 2026 Supplemental Reporting Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“ EBITDAre ” and “Adjusted EBITDAre ”) : We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures, to reflect EBITDAre on the same basis, as applicable. We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, adjustments related to our investment in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Expenses per Occupied Room (“ ExPOR ”) : ExPOR represents the average monthly expenses incurred per occupied home. ExPOR is calculated as the monthly average Total Expenses divided by the average occupied homes during the reporting period. NOI, Cash NOI and Same - Property Cash NOI : We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expense, general and administrative expense, impairments, gain or loss on sale of investment properties, interest expense, and other non - operating items. Cash NOI and Same - Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure improved property - level cash operating results. The Company defines Cash NOI as NOI excluding non - cash items such as above and below market lease intangibles and straight - line rent. Cash NOI is historical and not necessarily indicative of future results. Same - Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year - over - year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same - Property Cash NOI also excludes lease terminations fees and joint ventures and other income in order to remove non - recurring items and joint venture - related income from our NOI. Revenue per Occupied Room (“ RevPOR ”) : RevPOR represents the average monthly revenue generated per occupied home. RevPOR is calculated as the monthly average Cash Revenue divided by the average occupied homes during the reporting period.

Reporting Definitions and Other Disclosures (continued) 22 Second Quarter 2026 Supplemental Reporting Other Disclosures Non - GAAP Financial Measures : Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company’s operating performance. For the Company, non - GAAP measures consist of FFO attributable to common stockholders and noncontrolling interest, Core FFO attributable to common stockholders and noncontrolling interest, FAD attributable to common stockholders and noncontrolling interest, EBITDAre and Adjusted EBITDAre , Net Operating Income (“NOI”), cash NOI and same - property cash NOI. A non - GAAP measure is generally defined as one that departs from traditional GAAP financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non - GAAP financial measures because these measures are observed by management and they also may be used by the predominant REIT research analysts, as well as by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures. The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered alternatives to net income as measures of the Company’s operating performance, or as alternatives to cash flow as measures of the Company’s liquidity. Moreover, these non - GAAP measures necessarily indicate why the Company utilizes these measures, they should be considered supplemental in nature and not superior to comparable GAAP measures. To facilitate a clear understanding of these non - GAAP financial measures, quantitative reconciliations of these non - GAAP measures to the most directly comparable GAAP measures of net income and cash flows from operations as presented elsewhere herein. Additional Information : The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.chironre.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our key tenants profiles is derived from publicly - available third - party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete.